
<ARTICLE> 5
<LEGEND>
tHE SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM THE BALANCE
SHEET AND STATEMENT OF INCOME AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO
SUCH FINANCIAL STATEMENTS
</LEGEND>
<CIK> 0000786622
<NAME> KRUPP INSURED PLUS LTD PARTNERSHIP

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-1995
<PERIOD-END>                               SEP-30-1995
<CASH>                                       2,491,756
<SECURITIES>                                87,824,804<F1>
<RECEIVABLES>                                  873,023
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                             2,441,152<F2>
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              93,630,735
<CURRENT-LIABILITIES>                           12,023
<BONDS>                                              0
<COMMON>                                    93,618,712<F3>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                93,630,735
<SALES>                                              0
<TOTAL-REVENUES>                             5,350,216<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             1,387,128<F5>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                              3,963,088
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                          3,963,088
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 3,963,088
<EPS-PRIMARY>                                        0<F6>
<EPS-DILUTED>                                        0<F6>

<F1>Includes the following investments: Participating Insured Mortgages ("PIMs")
$59,448,811 & Mortgage-Backed Securities ("MBS") $28,375,993.
<F2>Includes the following prepaid acquisition fees & expenses of $1,887,929 net of accumulated amortization of $2,232,579 and prepaid participation servicing of
$553,223 net of accumulated amortization of $1,846,776.
<F3>Represents total equity of General Partners & Limited Partners of ($164,944)
and $93,783,656.
<F4>Represents interest income on investments in mortgages & cash
<F5>Includes $718,876 of amortization related to prepaid fees & expenses
<F6>Net income allocated $118,893 to the General Partners & $3,844,195 to the
Limited Partners.  Average net income per unit of Limited Partners interest is
 .51 on 7,500,099 Units outstanding

